EXHIBIT 99.1

Filed by Health Management Associates, Inc.

Commission File No. 001-11141

Pursuant to Rule 425 Under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Health Management Associates, Inc.

Commission File No. 001-11141

Health Management Board of Directors Provides Update

NAPLES, Fla. – September 25, 2013 – Health Management Associates, Inc. (NYSE: HMA) (“HMA”) today announced that its newly constituted Board of Directors is in the process of evaluating HMA’s previously announced merger with Community Health Systems, Inc. (NYSE: CYH) (“CHS”) consistent with the terms of the merger agreement. In connection with its review, the Board has retained independent financial advisors, Lazard Frères & Co. LLC and UBS Securities LLC, legal counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP and financial operating and compliance consultant Alvarez & Marsal Healthcare Industry Group, LLC.

HMA also announced that it and CHS have agreed to an amendment and consent to the merger agreement pursuant to which, among other things, CHS consented to the engagement by HMA of Lazard and UBS as additional financial advisors.

In addition, CHS filed a registration statement on Form S-4 with the United States Securities and Exchange Commission (“SEC”) containing a preliminary proxy statement of HMA and a preliminary prospectus of CHS in connection with the announced merger. Once the preliminary proxy statement/prospectus has been declared effective by the SEC, HMA anticipates sending the proxy statement/prospectus to stockholders and holding a special meeting of HMA stockholders to approve the transaction. The transaction is expected to close by the end of the first quarter of 2014, subject to satisfaction of the conditions contained in the merger agreement. The registration statement has not yet been declared effective by the SEC and the information contained in the filing is subject to change.

About HMA

Health Management Associates, Inc., through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. HMA currently operates 71 hospitals in 15 states with approximately 11,000 licensed beds. Shares in Health Management Associates are traded on the New York Stock Exchange under the symbol “HMA.”

Important Information and Where to Find It

In connection with the proposed transaction, CHS has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement of HMA and a preliminary prospectus of CHS. CHS and HMA plan to file a definitive proxy statement/prospectus and other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHS, HMA AND THE MERGER. When completed and available, the definitive proxy statement/prospectus and a form of proxy will be mailed to stockholders of HMA. These materials and other documents filed with the SEC will be available at no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain copies of the definitive proxy statement/prospectus (when they become available) and other documents filed with the SEC from CHS’s website at www.chs.net or and HMA’s website at www.hma.com or by directing such request to CHS at 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or to HMA at 5811 Pelican Bay Boulevard, Naples, Florida 34108, Attention: Investor Relations.

CHS, HMA and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding CHS’s directors and executive officers is available in CHS’s proxy statement filed with the SEC on April 5, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding HMA’s directors and executive officers is available in HMA’s preliminary proxy statement contained in the registration statement on Form S-4 filed by CHS with SEC on September 24, 2013.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

The forward-looking statements speak only as of the date of this communication. HMA does not undertake any obligation to update these statements.

Health Management Associates, Inc.

Investor Relations:

John Merriwether, 239-598-3131

Vice President of Investor Relations

Or

Media Relations:

Eric Waller, 239-596-3124

Chief Marketing Officer